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Exhibit 10.1

FIRST AMENDMENT AND WAIVER

        FIRST AMENDMENT AND WAIVER dated as of March 4, 2003 between THE NASDAQ STOCK MARKET, INC. (the "Borrower") and CITIBANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

        The Borrower, certain Lenders and the Administrative Agent are parties to a 364-Day Credit Agreement dated as of August 29, 2002, providing, subject to the terms and conditions thereof, for the making of Advances by the Lenders to the Borrower in an aggregate principal amount of up to but not exceeding $150,000,000 at any time outstanding (the "Credit Agreement").

        The Borrower has requested that the Lenders modify the Credit Agreement in certain respects, and the Majority Lenders are prepared, on and subject to the terms and conditions hereof, to modify the Credit Agreement as hereinafter provided. Accordingly, the Administrative Agent, acting with the written consent of the Majority Lenders, and the Borrower hereby agree as follows:

        SECTION 1.    DEFINITIONS.    Except as otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

        SECTION 2.    AMENDMENTS.    Effective as of the Amendment Effective Date as hereinafter defined, the Administrative Agent, acting with the written consent of the Majority Lenders, and the Borrower agree that the Credit Agreement is amended as follows:

          (a)    General.    All references in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          (b)    Definitions.    (1) The definition of "Consolidated EBIT" in Section 1.01 of the Credit Agreement is changed to a definition of "Consolidated EBITDA", to read in its entirety as follows:

            "Consolidated EBITDA" means, for any period, the sum (without duplication in accordance with GAAP), for the Borrower and its Consolidated Subsidiaries (on a consolidated basis), of (a) Net Operating Income for such period plus (b) depreciation and amortization expenses for such period, as it appears in the Borrower's consolidated statement of income in accordance with GAAP.

          (2) A new definition of "Net Operating Income" is added to Section 1.01 of the Credit Agreement in the appropriate alphabetical location, to read in its entirety as follows:

            "Net Operating Income" means, for any period, for the Borrower and its Consolidated Subsidiaries (on a consolidated basis), net operating income as it appears on a consolidated statement of income of the Borrower in accordance with GAAP.

          (c)    Interest Coverage.    Section 5.02(c) of the Credit Agreement is amended to read in its entirety as follows:

            (c) The Borrower shall not permit its ratio of (i) Consolidated EBITDA for the then most recently concluded period of four consecutive fiscal quarters of the Borrower to (ii) Consolidated Interest Expense for such period to be less than 4.0 to 1.0.

          (d)    Compliance Certificate.    Schedule I to Exhibit E to the Credit Agreement is amended by changing "Consolidated EBIT" and in item A of paragraph 3 thereof to read "Consolidated EBITDA" and by changing the words "Not less than 2.0 to 1.0" opposite item D of said paragraph 3 to read "Not less than 4.0 to 1.0".

        SECTION 3.    WAIVER.    Effective as of December 31, 2002, but subject to the occurrence of the Amendment Effective Date, the Administrative Agent, acting with the written consent of the Majority

Lenders, hereby waives for all purposes compliance with Section 5.02(c) of the Credit Agreement, solely in respect of the fiscal quarter ending December 31, 2002.

        SECTION 4.    REPRESENTATIONS AND WARRANTIES.    The Borrower hereby represents and warrants to the Administrative Agent for the benefit of the Lenders, as of the Amendment Effective Date, that (i) the execution, delivery and performance by the Borrower of this First Amendment and Waiver and the Credit Agreement as modified hereby have been duly authorized by all necessary corporate action on its part and do not contravene any applicable law or regulation or any contractual provision applicable to it; (ii) this First Amendment and Waiver and the Credit Agreement as modified hereby constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms; (iii) the representations and warranties set forth in Article IV of the Credit Agreement are true and complete as if made on and as of such date and as if each reference in such representations and warranties to the Credit Agreement included reference to the Credit Agreement as modified by this First Amendment and Waiver, except to the extent such representations and warranties expressly speak as of an earlier date; and (iv) after giving effect to this First Amendment and Waiver, no Default has occurred and is continuing.

        SECTION 5.    AMENDMENT EFFECTIVE DATE.    This First Amendment and Waiver shall become effective on the date that the Administrative Agent notifies the Borrower that it has received the following in form and substance satisfactory to the Administrative Agent:

          (1) counterparts of this First Amendment and Waiver duly executed by the Borrower and the Administrative Agent with the consent of the Majority Lenders; and

          (2) evidence of payment by the Borrower of all out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) of the Administrative Agent in connection with this First Amendment and Waiver.

        SECTION 6.    CONTINUING VALIDITY.    Except as expressly modified hereby, the Credit Agreement is in all respects ratified and confirmed and shall remain unchanged and in full force and effect.

        SECTION 7.    MISCELLANEOUS.    The First Amendment and Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this First Amendment and Waiver by signing any such counterpart. This First Amendment and Waiver shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower agrees to pay or reimburse the Administrative Agent on demand for all out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) of the Administrative Agent in connection with the preparation, execution and delivery of this First Amendment and Waiver.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Waiver to be duly executed and delivered as of the day and year first above written.

Borrower
THE NASDAQ STOCK MARKET, INC.
By	/s/ DAVID P. WARREN
	Name:	David P. Warren
	Title:	Executive Vice President and Chief Financial Officer

Administrative Agent
CITIBANK, N.A. as Administrative Agent
By	/s/ ROBERT A. DANZIGER
	Name:	Robert A. Danziger
	Title:	Vice President

We authorize the Administrative Agent to grant the aforesaid First Amendment and Waiver.

[Illegible] Name of Lender

By:	/s/ KEVIN CAL JONES
	Name:	Kevin Cal Jones
	Title:	Vice President
Date:		3/3/03

We authorize the Administrative Agent to grant the aforesaid First Amendment and Waiver.

BANK ONE, N.A.
By:	/s/ ANDREA S. KANTOR
	Name:	Andrea S. Kantor
	Title:	Director
Date:		March 4, 2003

We authorize the Administrative Agent to grant the aforesaid First Amendment and Waiver.

/s/ CREDIT LYONNAIS–NEW YORK BRANCH Name of Lender
By:	/s/ SEBASTIAN ROCCO
	Name:	Sebastian Rocco
	Title:	Senior Vice President
Date:		3-4-03

We authorize the Administrative Agent to grant the aforesaid First Amendment and Waiver.

/s/ RIGGS BANK, N.A. Name of Lender
By:	/s/ EDWARD J. GORDECKE
	Name:	Edward J. Gordecke
	Title:	Vice President
Date:		3-4-03

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FIRST AMENDMENT AND WAIVER